UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2022

Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-35296	34-1371693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio	44406-0555
(Address of principal executive offices)	(Zip Code)

(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	FMNB	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2022, at the 2022 Annual Meeting of Shareholders of Farmers National Banc Corp. (the “Company”), the shareholders of the Company approved the Company’s 2022 Equity Incentive Plan (the “Plan”). The Board of Directors of the Company previously adopted the Plan on February 22, 2022, subject to shareholder approval. Under the Plan, the Company may grant equity-based incentive awards to non-employee directors, officers, and other eligible participants. A total of 1,000,000 shares of the Company’s common stock are reserved for issuance under the Plan. The awards available for grant under the Plan include restricted stock, stock units and share awards. The Plan will be administered by the Compensation Committee of the Board of Directors.

The foregoing summary of the Plan is qualified in its entirety by reference to the detailed summary of the Plan set forth in the section “Proposal Four — Adoption and Approval of the Farmers National Banc Corp. 2022 Equity Incentive Plan” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 17, 2022 and to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 21, 2022, the Company held its 2022 Annual Meeting of Shareholders (“2022 Annual Meeting”) for the purposes of: (1) electing four Class III directors to serve for terms of three years to expire at the Annual Meeting of Shareholders to be held in 2025; (2) considering and voting upon a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; (3) considering and voting upon a proposal to ratify the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and (4) considering and voting upon a proposal to approve the adoption of the Farmers National Banc Corp. 2022 Equity Incentive Plan. As of the close of business on March 8, 2022, the record date for the 2022 Annual Meeting, 34,004,913 common shares were outstanding and entitled to vote. At the Annual Meeting, 28,190,116, or approximately 82.90%, of the outstanding common shares entitled to vote were represented in person or by proxy, including 5,206,824 broker non-votes. The results of the voting at the 2022 Annual Meeting are as follows:

Proposal 1: The Company’s shareholders elected the following nominees for director to serve a three-year term ending at the 2025 Annual Meeting of Shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ralph D. Macali	15,691,888	7,291,403	5,206,824
Frank J. Monaco	22,283,280	700,012	5,206,824
Edward W. Muransky	22,518,586	464,706	5,206,824
Richard B. Thompson	22,564,728	418,563	5,206,824

Proposal 2: The Company’s shareholders approved an advisory vote on the 2021 compensation paid to the Company’s named executive officers, with 93.13% of shares voted being cast in favor of the proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,405,566	959,721	618,004	5,206,824

Proposal 3: The Company’s shareholders ratified the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,815,257	218,819	156,039	0

Proposal 4: The Company’s shareholders approved the adoption of the Farmers National Banc Corp. 2022 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,370,725	1,127,690	484,877	5,206,824

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

10.1	Farmers National Banc Corp. 2022 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

By:	/s/ Kevin J. Helmick
Kevin J. Helmick
President and Chief Executive Officer

Date: April 22, 2022